Exhibit 10.1
EXECUTION VERSION
December 16, 2021
OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue, Suite 400
Chicago, Illinois 60611
Attention: Chief Financial Officer

Re:    Amendment No. 1 to Amended and Restated Note Purchase and Private Shelf Agreement
Ladies and Gentlemen:
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (“Note Agreement”), dated as of May 15, 2020 between Oil-Dri Corporation of America, a Delaware corporation (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), the Existing Holders, the Effective Date Purchasers named in the Purchaser Schedule attached thereto and each other Prudential Affiliate (as defined therein) which becomes a party thereto, on the other hand. Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.
The Company has requested that the Holders agree to certain amendments to the Note Agreement as set forth below. Subject to the terms and conditions hereof, the Holders are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:
SECTION 1.    Amendments to the Note Agreement. From and after the Effective Date (as defined in Section 3 hereof), the Note Agreement is hereby amended as follows:
1.1.    Paragraphs 4B and 4C of the Note Agreement are each hereby amended by inserting the phrase “and Excess Leverage Fee, if any, accrued to the date of prepayment” immediately following each reference to “Yield-Maintenance Amount, if any,” contained therein.
1.2.    Paragraph 4E(5) of the Note Agreement is hereby amended by inserting the phrase “and any Excess Leverage Fee accrued to the date of prepayment” immediately following the reference to “accrued to the date of prepayment” contained therein.
1.3.    Paragraph 5B(a) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of paragraph 6A through 6C hereof, inclusive, and of paragraph 6E hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such paragraph, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such paragraphs, and the calculation of the amount, ratio or percentage then in existence) and, solely for purposes of calculating any Excess Leverage Fee but not for any covenant compliance or maintenance purposes, a calculation of the Net Leverage Ratio as of the end of such quarterly or annual period; and
1.4.    Paragraph 5 of the Note Agreement is hereby amended by inserting a new paragraph 5N which shall read as follows:
5N.    Excess Leverage Fee. Without limiting the Company’s obligations under paragraph 6A hereof, if the Net Leverage Ratio is 2.00 to 1.00 or greater as of the last day of any fiscal quarter as reflected on the compliance certificate for such fiscal quarter (or, in the case of the fourth fiscal quarter of a fiscal year, such fiscal year) required to be delivered pursuant to paragraph 5B(a) hereof, then, in addition to the interest accruing on any Shelf Notes issued on or after December 15, 2021 (such Notes (excluding for the avoidance of doubt, any Series A Notes and Series B Notes), the “Applicable Notes”), the Company agrees to pay to each holder of an Applicable Note a fee (an “Excess Leverage Fee”) computed on the daily average outstanding principal amount of such Applicable Notes during the fiscal quarter immediately succeeding such fiscal quarter at a rate of 0.25% per annum; provided that if the Net Leverage Ratio is greater than 2.50 to 1.00 as of the end of any fiscal quarter, the Excess Leverage Ratio for any such immediately succeeding fiscal quarter shall increase to 1.00% per annum. The Excess Leverage Fee with respect to each Applicable Note for any fiscal quarter during which such fee accrues shall be calculated on the same basis as interest on such Applicable Note is calculated and shall be paid in arrears at the same time interest for such fiscal quarter (or portion thereof) is payable pursuant to the applicable Note; provided that in the event the compliance certificate for a fiscal quarter or year is delivered after all or a portion of the interest on an Applicable Note for the applicable immediately succeeding fiscal quarter has already been paid, the Excess Leverage Fee for the portion of such immediately succeeding fiscal quarter shall be paid on the next succeeding interest payment date for the applicable Applicable Note. The payment and acceptance of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails, to deliver the financial statements required by paragraph 5A(i) or 5A(ii) hereof or the related compliance certificate for a fiscal quarter or fiscal year by the date such financial statements and compliance certificate are required to be delivered, then the Company shall be deemed to have a Net Leverage Ratio as of the end of such fiscal quarter or fiscal year of greater than 2.50 to 1.00 solely for the purposes of this paragraph 5N.
1.5.    Paragraph 7A(ii) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(ii)    the Company defaults in the payment of any interest or Excess Leverage Fee on any Note for more than five Business Days after the same becomes due and payable; or

1.6.    Paragraph 7A of the Note Agreement is hereby amended by inserting the phrase “and Excess Leverage Fee, if any, accrued thereon” immediately following the reference to (x) “with interest accrued thereon” contained in clause (a) of such paragraph and (y) “Yield-Maintenance Amount, if any,” contained in clauses (b) and (c) of such paragraph.
1.7.    Paragraph 7B(i) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, and Excess Leverage Fee, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount and overdue Excess Leverage Fee at the Default Rate,
1.8.    Paragraph 10B of the Note Agreement is amended by inserting in the correct alphabetical order the following definitions:
“Consolidated EBITDA” shall mean, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Subsidiaries.
“Consolidated Net Debt” shall mean, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness for Borrowed Money of the Company and its Subsidiaries at such time, plus (b) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Subsidiaries has otherwise assured a creditor against loss at such time minus (c) unrestricted and unencumbered cash of the Company and its Subsidiaries on deposit in accounts located in the United States on such date in an aggregate amount not to exceed $15,000,000.
“Excess Leverage Fee” shall have the meaning given in paragraph 5N hereof.
“Indebtedness for Borrowed Money” shall mean for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services, (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, in each case other than trade accounts payable arising in the ordinary course of business.

“Interest Expense” shall mean, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined in accordance with generally accepted accounting principles.
“Net Income” shall mean, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and also excluding any taxes on such profits.
“Net Leverage Ratio” shall mean, as of any time, the ratio of (x) Consolidated Net Debt at such time to (y) Consolidated EBITDA for the twelve then most recently completed calendar months.
1.9.    Paragraphs 11A and 11E of the Note Agreement are each hereby amended by inserting the phrase “and Excess Leverage Fee” immediately following the reference to “Yield-Maintenance Amount” contained therein.
1.10.    Paragraphs 11C and 11J of the Note Agreement are each hereby amended by inserting the phrase “or Excess Leverage Fee” immediately following the reference to “Yield-Maintenance Amount” contained therein.
SECTION 2. Representations and Warranties. The Company and each Guarantor represents and warrants that (a) the execution and delivery of this letter by the Company or such Guarantor has been duly authorized by all necessary corporate or limited liability company action on behalf of such Person, this letter has been executed and delivered by a duly authorized officer of such Person, and this letter constitutes legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party is true and correct as of the date of execution and delivery of this letter by such Transaction Party with the same effect as if made on such date, before and after giving effect to this letter (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (c) no Event of Default or Default exists or has occurred and is continuing on the date hereof, immediately before and after giving effect to this letter.
SECTION 3. Conditions Precedent. The amendments in Section 1 of this letter shall become effective as of date (the “Effective Date”) that each of the following conditions has been satisfied:
3.1    Documents.    Prudential and the holders of Notes shall have received all of the following, in form and substance satisfactory to Prudential or such holder:
    (i)    counterparts of this letter executed by the Company, each Guarantor, Prudential and the Required Holder(s);

    (ii)    a favorable opinion of Vedder Price, P.C., special counsel for the Company, and the Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion and to allow Prudential and the holders of Notes to rely on such opinions, and understands and agrees that Prudential and the holders of Notes receiving such an opinion will be relying, and are hereby authorized to rely, on such opinion; and
    (iii)    such other certificates, documents and agreements as Prudential or such holder of Notes may reasonably request.
3.2.    Fees and Expenses. The Company shall have paid the reasonable and documented fees, charges and out-of-pocket disbursements of Schiff Hardin LLP, special counsel to Prudential and the holders of Notes, incurred in connection with this letter agreement.
3.3.    Proceedings. All corporate and other proceedings taken or to be taken by the Company or any Guarantor in connection with the transactions contemplated by this letter agreement shall be satisfactory to Prudential and the Required Holder(s) and their counsel, and Prudential and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
SECTION 4.    Reference to and Effect on Note Agreement; Ratification of Transaction Documents. Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Note Agreement in any other Transaction Document shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as expressly amended hereby, each of the Note Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of Prudential or any holder of Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or any other Transaction Document at any time. The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.
SECTION 5.    Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby to the extent provided in paragraph 11B of the Note Agreement. The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 6.    Reaffirmation. Each Guarantor hereby consents to the foregoing amendments to the Note Agreement, hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement to which it is a party after giving effect to such amendments. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Guaranty Agreement to which it is a party remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement to which it is a party continues to guaranty the Guarantied Obligations (as defined in such Guaranty Agreement) arising under or in connection with the Note Agreement, as amended by this letter agreement. The execution of this letter shall not operate as a novation, waiver of any right, power or remedy of any holder of any Note under any Guaranty Agreement.
SECTION 7.    Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
SECTION 8. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission (including by “.pdf”) shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
(Signature Page Follows)

Very truly yours,
PGIM, INC.

By:     /s/
Vice President

THE PRUDENTIAL INSURANCE   COMPANY OF AMERICA
By: PGIM, Inc. (as Investment Manager)

By:     /s/
Vice President

PRU US PP CREDIT BM FUND

By:     PGIM Private Placement Investors,     L.P., as Investment Advisor

By:     PGIM Private Placement Investors,
    Inc., as General Partner

By:    /s/
Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Note Purchase
and Private Shelf Agreement]

The foregoing letter is
hereby accepted as of the
date first above written.

OIL-DRI CORPORATION OF AMERICA,
  a Delaware corporation
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President and Chief Executive Officer
OIL-DRI CORPORATION OF GEORGIA,
  a Georgia corporation
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President
OIL-DRI PRODUCTION COMPANY,
  a Mississippi corporation
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President
MOUNDS PRODUCTION COMPANY, LLC,
  an Illinois limited liability company

By:     Mounds Management, Inc.,
    Its Manager
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President
MOUNDS MANAGEMENT, INC.,
  a Delaware corporation
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President
[Signature Page to Amendment No. 1 to Amended and Restated Note Purchase
and Private Shelf Agreement]

BLUE MOUNTAIN PRODUCTION COMPANY,
  a Mississippi corporation
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President
TAFT PRODUCTION COMPANY,
  a Delaware corporation
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President
AMLAN INTERNATIONAL,
  a Nevada corporation
By:    /s/Daniel S. Jaffee
Name:    Daniel S. Jaffee
Title:    President
[Signature Page to Amendment No. 1 to Amended and Restated Note Purchase
and Private Shelf Agreement]